UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):25-03-2010

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32349

Bermuda	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)
Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

441 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 2.02 - Results of Operations and Financial Condition

Reference is made to the Form 8-K filed today by Signet Jewelers Limited ("Signet") announcing its results for the 13 and 52 weeks ended January 30, 2010.  It has come to the attention of Signet that certain of the non-GAAP information for fourth quarter fiscal 2010 contained an error relating to the tax impact on the calculation of the 13 weeks ended January 30, 2010 underlying (non-GAAP) net income.

As a result, underlying net income (non-GAAP) for fourth quarter fiscal 2010 should have been $118.2 million instead of $123.9 million, an underlying increase of 24.0% instead of 30.0%, and an underlying increase at constant exchange rates of 31.2% instead of 37.5%.  Fourth quarter fiscal 2010 underlying (non-GAAP) basic and diluted earnings per share were $1.38 per share instead of $1.45 per share, and $1.37 per share instead of $1.44 per share, respectively.  This represents an underlying increase of 23.2% instead of 29.5%, and 22.3% instead of 28.6%, respectively, and an underlying increase at constant exchange rates of 30.2% instead of 36.8%, and 29.2% instead of 35.8%, respectively.

Signet’s  audited financial results for the fiscal year ended January 30, 2010, were correctly reported in today’s announcement and are unaffected by this amendment.

A copy of the revised announcement is filed as Exhibit 99.1 to this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits

(d)  Press Release of Signet Jewelers Limited dated March 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 25, 2010	SIGNET JEWELERS LIMITED

		By:	/s/ Mark A. Jenkins
			Name:	Mark A. Jenkins
			Title:	Group Company Secretary

EXHIBIT INDEX

Exhibit Number

99.1                                           Press Release of Signet Jewelers Limited dated March 25, 2010.